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                                                                    Exhibit 1(B)


                             LA SALLE MASTER TRUST


                      AGREEMENT AND DECLARATION OF TRUST

       This Agreement and Declaration of Trust made this 19th day of September, 1997, by the Trustees hereunder (hereinafter with any additional and successor trustees referred to as the "Trustees") and by the holders of the shares of beneficial interest to be issued hereunder as hereinafter provided.

                             W I T N E S S E T H:

       WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware business trust in accordance with the provisions hereinafter set forth;

       NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of the shares of beneficial interest, whether or not certificated, in this Trust as hereinafter set forth.


                                   ARTICLE I

                             NAME AND DEFINITIONS


       Section 1.  Name.   This Trust shall be known as LaSalle Master Trust and
                   ----
the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

       Section 2.  Definitions.  Whenever used herein, unless otherwise required
                   -----------
by the context or specifically provided:

            (a) The term "Commission" shall have the meaning provided in the 1940 Act.

            (b) The "Trust" refers to the Delaware business trust established by this Declaration of Trust.

            (c)  The term "Shareholder" shall mean a record owner of Shares.

            (d) The term "Shares" shall mean the equal proportionate non-transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one Series or Class of Shares is authorized by the Trustees, the equal proportionate
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non-transferable units into which each series or class of Shares shall be divided from time to time, and shall include a fraction of a Share as well as a whole Share.

            (e) The "1940 Act" refers to the Investment Company Act of 1940, and the rules and regulations thereunder, all as amended from time to time.

            (f) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time.

            (g) "By-Laws" shall mean the bylaws of the Trust as amended or restated from time to time.

            (h) The term "Series" or "Series of Shares" refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Shares of the Trust representing the beneficial interest of Shareholders in such respective portfolios.

            (i) The term "Class" or "Class of Shares" refers to the division of Shares representing any Series into two or more classes as provided in Article III, Section 1 hereof.

            (j) The term "Delaware Act" shall mean the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801, et seq.

            (k) The term "Bankruptcy" shall mean, with respect to any Shareholder, any of the following: (i) filing a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code (as now or in the future amended) or an admission seeking the relief therein provided; (ii) making a general assignment for the benefit of creditors;
(iii) consenting to the appointment of a receiver for all or a substantial part of such Shareholder's property; (iv) in the case of the filing of an involuntary petition in bankruptcy, an entry of an order for relief; (v) the entry of a court order appointing a receiver or trustee for all or a substantial part of such Shareholder's property without its consent; or (vi) the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of such Shareholder's property.

            (l) The term "Adjusted Basis" shall mean, with respect to any security, its adjusted basis for federal income tax purposes.

            (m) The term "Adjusted Gross Asset Value" shall mean, with respect to a Built-in Gain Security, the lesser of (i) the Gross Asset Value of such security on the day such security is contributed to the Trust and (ii) the lowest Gross Asset Value of such security on any day thereafter, and, with respect to a Built-in Loss Security, the higher of (i) the Gross Asset Value of such security on the day such security is contributed to the Trust and (ii) the highest Gross Asset Value of such security on any day thereafter.

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            (n)  The term "Appreciated Security" shall mean any security held by the Trust immediately before but on the same day as a new Shareholder is admitted to the Trust if on such day the Gross Asset Value of such security exceeds its Adjusted Basis or, if such security is a Built-in Gain Security, its Adjusted Gross Asset Value.

            (o) The term "Book Capital Account" shall mean, with respect to any Shareholder, the Capital Account maintained for such Shareholder on a daily basis in accordance with the following provisions:

                 (i) To each Shareholder's Book Capital Account there shall be credited (a) the amount of money and the Gross Asset Value of any property contributed by such Shareholder to the Trust, (b) such Shareholder's distributive share of Net Income, (c) such Shareholder's distributive share of Book Sales Gain, and (d) the amount of any Trust liabilities assumed by such Shareholder or which are secured by any property distributed to such Shareholder.

                 (ii) To each Shareholder's Book Capital Account there shall be debited (a) the amount of money and the Gross Asset Value of any property distributed to such Shareholder pursuant to any provision of this Declaration of Trust, (b) such Shareholder's distributive share of Net Loss, (c) such Shareholder's distributive share of Book Sales Loss, and (d) the amount of any liabilities of such Shareholder assumed by the Trust or which are secured by any property contributed by such Shareholder to the Trust.

            Any decisions relating to the maintenance of Book Capital Accounts shall be made by the Trustees in any manner that reasonably reflects the purpose and intention of this Declaration of Trust. In the event the Trustees shall determine that it is prudent to modify the manner in which the Book Capital Accounts, or any debits or credits thereto, are computed in order to reflect the purpose and intention of this Declaration of Trust, the Trustee may make such modification.

            (p) The terms "Book Sales Gain" or "Book Sales Loss" shall mean, for any day, the difference, positive or negative, as the case may be, between
(x) the aggregate Gross Asset Value of all securities held by the Trust at any time during such day other than securities acquired by the Trust on such day and
(y) the aggregate Gross Asset Value of all such securities as determined for the preceding day.

            (q) The term "Built-in Gain Security" shall mean any security contributed to the Trust by a Shareholder if on the day such security is contributed to the Trust, its Gross Asset Value exceeds its Adjusted Basis.

            (r) The term "Built-in Loss Security" shall mean any security contributed to the Trust by a Shareholder if on the day such security is contributed to the Trust, its Gross Asset Value is less than its Adjusted Basis.

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          (s)  The term "Code", shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

          (t) The term "Depreciated Security" shall mean any security held by the Trust immediately before but on the same day as a new Shareholder is admitted to the Trust if on such day such security's Gross Asset Value is less than its Adjusted Basis or, if such security is a Built-in Loss Security, its Adjusted Gross Asset Value.

          (u) The term "Gross Asset Value" shall mean, with respect to any security, the value of such security determined as provided in Section 3(d) of
Article VII.

          (v) The term "Modified Gross Asset Value" shall mean, with respect to an Appreciated Security, the lesser of (i) the Gross Asset Value of such security on the day such security became an Appreciated Security and (ii) the lowest Gross Asset Value of such security on any day thereafter, and, with respect to a Depreciated Security, the higher of (i) the Gross Asset Value of such security on the day such security became a Depreciated Security and (ii) the highest Gross Asset Value of such security on any day thereafter.

          (w) The terms "Net Income" or "Net Loss" shall mean, for any day, the sum, if positive, or if negative, as the case may be, of all items of income, gain, deduction and loss (other than items included in computing Tax Sales Gain, Tax Sales Loss, Remaining Built-in Gain, Remaining Built-in Loss, Remaining Appreciated Gain or Remaining Depreciated Loss) recognized by the Trust on such day for federal income tax purposes and determined in accordance with the provisions of this Declaration of Trust.

          (x) The term "Percentage Interest" shall mean, with respect to any Shareholder, as of any day, the ratio (expressed as a percentage) of such Shareholder's Book Capital Account as of the close of business on the preceding day to the aggregate Book Capital Accounts of all Shareholders as of the close of business on such preceding day, such Book Capital Accounts to be determined after giving effect to all contributions, distributions and allocations through such preceding day.

          (y) The term "Positive Book/Tax Disparity" shall mean, with respect to any Shareholder, the excess (if any) of such Shareholder's Book Capital Account over the sum of such Shareholder's (i) Tax Capital Account, (ii) Remaining Built-in Gain with respect to each Built-in Gain Security contributed by such Shareholder to the Trust and (iii) share of Remaining Appreciated Gain.

          (z) The term "Positive Tax/Book Disparity" shall mean, with respect to any Shareholder, the excess (if any) of such Shareholder's Tax Capital Account over the sum of such Shareholder's (i) Book Capital Account, (ii) Remaining Built-in Loss with respect to each Built-in Loss Security contributed by such Shareholder to the Trust, and (iii) share of Remaining Depreciated Gain.

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          (aa)  The term "Remaining Appreciated Gain" shall mean, with respect to each Appreciated Security, the excess (if any) of such security's Modified Gross Asset Value over such security's Adjusted Basis or, if such security is a Built-in Gain Security, its Adjusted Gross Asset Value on the day such security became an Appreciated Security.

          (bb) The term "Remaining Built-in Gain" shall mean, with respect to each Built-in Gain Security, the excess (if any) of such security's Adjusted Gross Asset Value over such Security's Adjusted Basis on the day such security is contributed to the Trust.

          (cc) The term "Remaining Built-in Loss" shall mean, with respect to each Built-in Loss Security, the excess (if any) of such security's Adjusted Basis on the day such security is contributed to the Trust over such security's Adjusted Gross Asset Value.

          (dd) The term "Remaining Depreciated Loss" shall mean, with respect to each Depreciated Security, the excess (if any) of such security's Adjusted Basis or, if such security is a Built-in Loss Security, its Adjusted Gross Asset Value on the day such security became a Depreciated Security over such security's Modified Gross Asset Value.

          (ee) The term "Tax Capital Account" shall mean, with respect to any Shareholder, the Capital Account maintained for such Shareholder on a daily basis in accordance with the following provisions:

                (i) To each Shareholder's Tax Capital Account there shall be credited (a) the amount of money and the Adjusted Basis of any property contributed by such Shareholder to the Trust, (b) such Shareholder's distributive share of Net Income, (c) such Shareholder's distributive share of Tax Sales Gain, and (d) the amount of any Trust liabilities assumed by such Shareholder or which are secured by any property distributed to such Shareholder.

                (ii) To each Shareholder's Tax Capital Account there shall be debited (a) the amount of money and the Gross Asset Value of any property distributed to such Shareholder pursuant to any provision of this Declaration of Trust, (b) such Shareholder's distributive share of Net Loss, (c) such Shareholder's distributive share of Tax Sales Loss, and (d) the amount of any liabilities of such Shareholder assumed by the Trust or which are secured by any property contributed by such Shareholder to the Trust.

          Any decisions relating to the maintenance of Tax Capital Accounts shall be made by the Trustees in any manner that reasonably reflects the purpose and intention of this Declaration of Trust. In the event the Trustees shall determine that it is prudent to modify the manner in which the Tax Capital Accounts, or any debits or credits thereto, are computed in order to reflect the purpose and intention of this Declaration of Trust, the Trustee may make such modification.

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          (ff)  The terms "Tax Sales Gain" or "Tax Sales Loss" shall mean, for any day, the sum, if positive, or if negative, as the case may be, of all items of gain or loss recognized by the Trust on such day for federal income tax purposes from the sale or other disposition of securities (other than items of gain or loss included in Remaining Built-in Gain, Remaining Built-in Loss, Remaining Appreciated Gain or Remaining Depreciated Loss with respect to such securities).


                                  ARTICLE II

                               PURPOSES OF TRUST


       This Trust is formed for the following purpose or purposes:

       (a) to conduct, operate and carry on the business of an investment company;

       (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, including, without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the U.S. government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States of America or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of Shares, bonds or notes of the Trust or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

       (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust;

       (d) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in, Shares including Shares in fractional denominations, and to apply to

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any such repurchase, redemption, retirement, cancellation or acquisition of
Shares any funds or other assets of the appropriate Series or Class, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Delaware;

       (e) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any other parts of the world; and

       (f) to do all and everything necessary, suitable, convenient or proper for the conduct, promotion, and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a trust organized under the Delaware Act, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware business trust.

       The foregoing provisions of this Article II shall be construed both as purposes and powers and each as an independent purpose and power.


                                  ARTICLE III

                              BENEFICIAL INTEREST


       Section 1.  Shares.  The Shares of the Trust are non-transferable and
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shall be issued in one or more Series as the Trustees may, without Shareholder approval, authorize. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The beneficial interest in each Series at all times shall be divided into Shares, with or without par value as the Trustees may from time to time determine, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the Series with each other Share of the same Series, none having priority or preference over another. The Trustees may, without Shareholder approval, divide Shares of any Series into two or more Classes, Shares of each such Class having such preferences and special or relative rights and privileges (including without limitation, such redemption rights, dividend rights, liquidation rights, voting rights and conversion rights, if any) as the Trustees may determine. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares. From time to time, the Trustees may divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interest in the Series or Class.

       All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or

                                      -7-
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liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and are referred to herein as "assets of" that Series. The assets of a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets of that Series. The assets of a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series. The assets of each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes. Without limitation of the foregoing provisions of this Section, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series. Notice of this limitation on inter-series liabilities may, in the Trustees' sole discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Every note, bond, contract or other undertaking issued by or on behalf of a particular Series shall include a recitation limiting the obligation represented thereby to that Series and its assets. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

       The Trustees shall be authorized to the extent necessary or appropriate in their discretion to give effect to the preferences and special or relative rights or privileges of all Classes of Shares of any Series in carrying out the foregoing powers and, in furtherance of such authority, to allocate assets, income, earnings, profits and funds and all expenses, costs, charges and reserves attributable to a Series to a particular Class of Shares of that Series or to apportion the same among two or more Classes of Shares of that Series with the same effect as allocations made between or among Series.

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       The establishment and designation of any Series or of any Class of Shares of any Series shall be effective (i) upon the execution by a majority of the Trustees of an instrument, or the adoption in accordance with the terms hereof of a resolution, setting forth such establishment and designation of the relative rights and preferences of the Shares of such Series or Class, (ii) upon the execution of an instrument in writing by an officer of the Trust pursuant to the vote of a majority of the Trustees, or (iii) as otherwise provided in either such instrument. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may by an instrument executed by a majority of the Trustees or the adoption in accordance with the terms hereof of a resolution (or by an instrument executed by an officer of the Trust pursuant to the vote of a majority of the Trustees) abolish that Series or Class and the establishment and designation thereof.
Each instrument or Trustees' resolution establishing and designating any Series or Class shall have the status of an amendment to this Declaration of Trust.

       Section 2.  Ownership of Shares.  The ownership of Shares shall be
                   -------------------
recorded in the books of the Trust or a transfer agent. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the holders of Shares of each Series and Class and as to the number of Shares of each Series and Class held from time to time by each. No certificates certifying the ownership of Shares need be issued, except as the Trustees may otherwise determine from time to time.

       Section 3.  Issuance of Shares.   The Trustees are authorized, from time
                   ------------------
to time, to issue or authorize the issuance of Shares at not less than the par value thereof, if any, and to fix the price or the minimum price or the consideration (in cash and/or such other property, real or personal, tangible or intangible, as from time to time they may determine) or minimum consideration for such Shares, all without action or approval of the Shareholders. Shares so issued shall be validly issued, fully paid and, subject to the obligation of a Shareholder set forth in Section 5 of this Article, non-assessable. Anything herein to the contrary notwithstanding, the Trustees may issue Shares pro rata to the Shareholders of a Series at any time for no consideration as a stock dividend, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Class of Shares of that Series, and any stock dividend to the Shareholders of a particular Class shall be made to such Shareholders pro rata in proportion to the number of Shares of such Class held by each of them.

       Shares may be issued in fractional denominations to the same extent as whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Trust or of a particular Series.

       The Trustees may classify or reclassify any unissued Shares or Shares previously issued and reacquired of any Series or Class into one or more Series or Classes of Shares that may be established and designated from time to time. The Trustees may reissue for such consideration and on such terms as they may determine, or cancel, in their discretion from time to time, any Shares of any Series or Class reacquired by the Trust.

       Section 4.  No Preemptive or Appraisal Rights; Derivative Suits.
                   ---------------------------------------------------
Shareholders shall have no preemptive or appraisal or other right to subscribe for any additional Shares or other securities issued by the Trust. Shareholders shall have no right to demand payment for their Shares or any other rights of dissenting shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters' rights by a stockholder of a corporation organized under the Delaware General Corporation Law, or otherwise. No action may be brought by a Shareholder on behalf of the Trust unless Shareholders owning not less than 10% of the then outstanding Shares join in the bringing of such action.

       Section 5.  Status of Shares and Limitation of Personal Liability.
                   -----------------------------------------------------
Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Person by virtue of having become registered as an Shareholder on the books of the Trust pursuant to Section 2 of this Article shall be held to have expressly assented and agreed to the terms hereof and to be bound by this Declaration of Trust. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners.

       Shareholders of a Series of the Trust shall be jointly and severally liable (with rights of contribution inter se in proportion to their respective interests in that Series) for the liabilities and obligations of such Series in the event the Trust fails to satisfy such liabilities and obligations. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder or Trustee personally or, subject to the preceding sentence, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder at any time personally may agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of a particular Series shall include a recitation limiting the obligation represented thereby to that Series and its assets.


                                  ARTICLE IV

                                   TRUSTEES


       Section 1.  Election.  A Trustee may be elected either by the Trustees or
                   --------
the Shareholders. The Trustees named herein shall serve until the first meeting of the Shareholders or until the election and qualification of their successors. Prior to the first meeting of Shareholders the initial

                                     -10-
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Trustees hereunder may elect additional Trustees to serve until such meeting and until their successors are elected and qualified. The Trustees also at any time may elect Trustees to fill vacancies in the number of Trustees. The number of Trustees shall be fixed from time to time by the Trustees and, at or after the commencement of the business of the Trust, shall not be less than three. Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee during the lifetime of this Trust, until such Trustee dies, resigns, retires or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and the election and qualification of his successor. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and, pursuant to this Section, may appoint Trustees to fill vacancies.

       The Trustees shall have the power to set and modify the terms of office of the Trustees and they may at any time make their terms of limited duration and lengthen or shorten the terms so established.

       Section 2.  Powers.  The Trustees shall have all powers necessary or
                   ------
desirable to carry out the purposes of the Trust, including, without limitation, the powers referred to in Article II hereof. Without limiting the generality of the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that they do not reserve that right to the Shareholders and such By-Laws are deemed to be incorporated and included in this Declaration of Trust; they may fill vacancies in their number, including vacancies resulting from increases in their own number, and may elect and remove such officers and employ, appoint and terminate such employees or agents as they consider appropriate; they may appoint from their own number and terminate any one or more committees; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent and a shareholder servicing agent, or both, provide for the distribution of Shares through a principal underwriter or otherwise, set record dates, and in general delegate such authority as they consider desirable (including, without limitation, the authority to purchase and sell securities and to invest funds, to determine the net income of the Trust for any period, the value of the total assets of the Trust and the net asset value of each Share, and to execute such deeds, agreements or other instruments either in the name of the Trust or the names of the Trustees or as their attorney or attorneys or otherwise as the Trustees from time to time may deem expedient) to any officer of the Trust, committee of the Trustees, any such employee, agent, custodian or underwriter, or to any investment manager or advisor.

       Without limiting the generality of the foregoing, the Trustees shall have full power and authority:

       (a)  To invest and reinvest cash and to hold cash uninvested;

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

       (b) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

       (c) To hold any security or property in a form not indicating any trust whether in bearer, unregistered or other negotiable form or in the name of the Trust or a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

       (d) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

       (e) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

       (f) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

       (g) Subject to the provisions of Section 1 of Article III, to allocate assets, liabilities, income and expenses of the Trust to a particular Series or to apportion the same among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets and by the holders of Shares of that Series; and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any Class of Shares, to allocate assets, liabilities, income and expenses of a Series to a particular Class of Shares of that Series or to apportion the same among two or more Classes of Shares of that Series;

       (h) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

       (i) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment managers or advisors, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment manager or advisor, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

       (j) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

       (k) To establish a registered office and have a registered agent in the State of Delaware;

       (l) To establish Series with separately defined investment objectives and policies and separately defined investment purposes in accordance with the provisions of Article III hereof and to establish Classes of such Series having relative rights, powers and duties as they may provide consistent with applicable law;

       (m)  Subject to Section 9 of Article X, to reorganize the Trust; and

       (n) Subject to Section 10 of Article X, to sell all or substantially all of the assets of the Trust or any Series.

       Further, without limiting the generality of the foregoing, the Trustees shall have full power and authority to incur and pay out of the principal or income of the Trust such expenses and liabilities as may be deemed by the Trustees to be necessary or proper for the purposes of the Trust; provided, however, that all expenses and liabilities incurred by or arising in connection with a particular Series or Class of Shares, as determined by the Trustees, shall be payable solely out of the assets and by the holders of Shares of that Series or Class.

       Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the authority granted by the Trustees, as to the amount of the assets, debts, obligations or liabilities of the Trust, its Shareholders or a particular Series or Class of Shares; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the price or closing bid or asked price of any investment owned or held by the Trust or a particular Series; the market value of any investment or fair value of any other asset of the Trust or a particular Series; the number of Shares outstanding; the estimated expense to the Trust or a particular Series in connection with purchases of its Shares; the ability to liquidate investments in an orderly fashion;

and the extent to which it is practicable to deliver a cross-section of the portfolio of the Trust or a particular Series in payment for any such Shares, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or Shares of the Trust or a particular Series or Class, shall be final and conclusive, and shall be binding upon the Trust or such Series and its Shareholders, past, present and future, and Shares are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

       In construing the provisions of this Declaration of Trust, there shall be a presumption in favor of the grant of authority and power to the Trustees.

       Section 3.  Meetings.  At any meeting of the Trustees, a majority of the
                   --------
Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

       When a quorum is present at any meeting, a majority of the Trustees present may take any action, except when a larger vote is required by this Declaration of Trust, the By-Laws or the 1940 Act.

       Any action required or permitted to be taken at any meeting of the Trustees or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by a majority of the Trustees or members of any such committee then in office, as the case may be, and such written consent is filed with the minutes of proceedings of the Trustees or any such committee.

       The Trustees or any committee designated by the Trustees may participate in a meeting of the Trustees or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Unless provided otherwise by the 1940 Act or other applicable law, participation by such means shall constitute presence in person at a meeting.

       Section 4.  Ownership of Assets of the Trust.    Title to all of the
                   --------------------------------
assets of each Series of Shares of the Trust at all times shall be vested in the Trust as a separate legal entity under the Delaware Act.

       Section 5.  Investment Management and Other Services.  The Trustees shall
                   ----------------------------------------
not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. The Trustees from time to time may enter into a written contract or contracts with any person or persons, including any firm, corporation, trust or association in which any Trustee or Shareholder may be interested, to act as investment manager and/or advisor of the Trust and to provide such investment management and/or advice as the Trustees from time to time may consider necessary for the proper management of the assets of the Trust, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. Any such contract shall be subject to the requirements of the 1940 Act with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract, or any amendment thereto or renewal thereof.

       Any Trustee or any organization with which any Trustee may be associated also may act as broker for the Trust in making purchases and sales of securities for or to the Trust for its investment portfolio, and may charge and receive from the Trust the usual and customary commission for such service. Any organization with which a Trustee may be associated in acting as broker for the Trust shall be responsible only for the proper execution of transactions in accordance with the instructions of the Trust and shall be subject to no further liability of any sort whatever.

       The Trustees may also at any time and from time to time contract with any party to appoint it exclusive or non-exclusive principal underwriter or distributor for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws or applicable law, including the 1940 Act. Any such contract shall be subject to the requirements of the 1940 Act with respect to its continuance in effect, its termination and the method of authorization and approval of such contract, or any amendment thereto or renewal thereof. Any investment manager or advisor of the Trust, or any affiliate thereof, may also be a principal underwriter or distributor or placement agent for or in respect of the sale of Shares by separate contract, or may be a person controlled by or affiliated with any Trustee or any principal underwriter, distributor or placement agent, or a person in which any Trustee or any principal underwriter, distributor or placement agent is interested financially, subject only to applicable provisions of law. Nothing herein contained shall operate to prevent any investment manager or advisor, who also acts as such a principal underwriter or distributor or placement agent, from also receiving compensation for services in such capacity or capacities.

       Section 6.  Removal and Resignation of Trustees.  The Trustees or the
                   -----------------------------------
Shareholders (by vote of 66-2/3% of the outstanding Shares entitled to vote thereon) may remove at any time any Trustee with or without cause, and any Trustee may resign at any time as Trustee without penalty by written notice to the Trust; provided that 60 days' advance written notice shall be given in the event that there are three or fewer Trustees at the time a notice of resignation is submitted.

       Section 7.  Additional Provisions.  The By-Laws may include further
                   ---------------------
provisions for Trustees' votes and meetings and related matters not inconsistent with the provisions hereof.

                                   ARTICLE V

                   SHAREHOLDERS' VOTING POWERS AND MEETINGS


       Section 1.  Voting Powers.  The Shareholders shall have power to vote
                   -------------
only (i) for the election of Trustees as provided in Section 1 of Article IV, provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders; (ii) for the removal of Trustees as provided in Section 6 of Article IV; (iii) with respect to any investment manager or advisor as provided in Section 5 of Article IV;
(iv) with respect to any amendment of this Declaration of Trust as provided in
Section 8 of Article X; (v) with respect to the termination of the Trust or a Series or Class of Shares as provided in Section 4 of Article X; and (vi) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration of the Trust with the Commission or any state, or as the Trustees may consider desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote (except that in the election of Trustees said vote may be cast for as many persons as there are Trustees to be elected), and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to Series or Classes of Shares, except (i) when required by the 1940 Act or when the Trustees have determined that the matter affects one or more Series or Classes differently, Shares shall be voted by individual Series or Class, and
(ii) when the Trustees have determined that the matter affects only the interests of one or more Series or Classes, only Shareholders of such Series or Classes shall be entitled to vote thereon.

     Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Whenever no Shares of any Series or Class are issued and outstanding, the Trustees may exercise with respect to such Series or Class all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws of the Trust to be taken by Shareholders.

     Section 2.  Meetings.    No annual or regular meeting of Shareholders is
                 --------
required. Meetings of the Shareholders maybe called by the Trustees or such other person or persons as may be specified in the By-Laws and shall be called by the Trustees upon the written request of Shareholders owning at least 10% of the outstanding Shares entitled to vote. Shareholders shall be entitled to at least ten days' prior notice of any meeting.

     Section 3.  Quorum and Required Vote.  A majority of the outstanding Shares
                 ------------------------
shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires the holders of Shares of any Series or Class to vote by Series or Class, then a majority of the aggregate number of Shares of that Series or Class entitled to vote shall be necessary to constitute a quorum for the transaction of business in respect of that Series or Class. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within 90 days after the date set for the original meeting without the necessity of further notice. Except when a larger number is required by any provision of this Declaration of Trust or the By-Laws of the Trust and subject to any applicable requirements of law, a majority of the Shares voted shall decide any question, provided that where any provision of law or of this Declaration of Trust permits or requires the holders of Shares of any Series or Class to vote by Series or Class, then a majority of the Shares of that Series or Class voted on the matter shall decide that matter insofar as that Series or Class is concerned.

     Section 4.  Action by Written Consent.  Any action required or permitted to
                 -------------------------
be taken at any meeting may be taken without a meeting if a consent in writing, setting forth such action, is signed by a majority of Shareholders entitled to vote on the subject matter thereof (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust) and such consent is filed with the records of the Trust.

     Section 5.  Additional Provisions.  The By-Laws may include additional
                 ---------------------
provisions for Shareholders' votes and meetings and related matters.


                                  ARTICLE VI

                                  ALLOCATIONS


     Section 1.  Net Income and Net Loss.    For each day, Net Income or Net
                 -----------------------
Loss of the Trust, if any, shall be allocated among the Shareholders and credited or charged, as the case may be, to their Book Capital Accounts and Tax Capital Accounts in accordance with their Percentage Interests on such day.

     Section 2.  Book Sales Gain and Book Sales Loss.  For each day, Book Sales
                 -----------------------------------
Gain or Book Sales Loss of the Trust, if any, shall be allocated among the Shareholders and credited or charged, as the case may be, to their Book Capital Accounts in accordance with their Percentage Interests on such day.

     Section 3.  Tax Sales Gain and Tax Sales Loss.  For each day, Tax Sales
                 ---------------------------------
Gain or Tax Sales Loss of the Trust, if any, shall be allocated among the Shareholders and credited or charged, as the case may be, to their Tax Capital Accounts as follows:

          (a) Tax Sales Gain shall be allocated, first, to those Shareholders with Positive Book/Tax Disparities in proportion to and to the extent thereof, second, to the Shareholders in such manner so as to eliminate as quickly as possible any difference between the ratio (expressed as a percentage) of each Shareholder's Positive Tax/Book Disparity to the aggregate Positive Tax/Book Disparities of all Shareholders and such Shareholder's Percentage Interest, and, thereafter, to all Shareholders in accordance with their Percentage Interests.

          (b) Tax Sales Loss shall be allocated, first, to those Shareholders with Positive Tax/Book Disparities in proportion to and to the extent thereof, second, to the Shareholders in such manner so as to eliminate as quickly as possible any difference between the ratio (expressed as a percentage) of each Shareholder's Positive Book/Tax Disparity to the aggregate Positive Book/Tax Disparities of all Shareholders and such Shareholder's Percentage Interest, and, thereafter, to all Shareholders in accordance with their Percentage Interests.

     Section 4.  Remaining Built-in Gain and Remaining Built-in Loss.  Whenever
                 ---------------------------------------------------
the Trust recognizes gain or loss for federal income tax purposes from the sale or other disposition of a security, any Remaining Built-in Gain or Remaining Built-in Loss with respect to such security shall be allocated to the Shareholder who contributed such security to the Trust.

     Section 5.  Remaining Appreciated Gain and Remaining Appreciated Loss.
                 ---------------------------------------------------------

          (a) For purposes of computing a Shareholder's Positive Book/Tax Disparity or Positive Tax/Book Disparity, such Shareholder's share of Remaining Appreciated Gain or Remaining Appreciated Loss with respect to an Appreciated Security or a Depreciated Security shall be determined by such Shareholder's Percentage Interest on the day such security became an Appreciated Security or a Depreciated Security.

          (b) Whenever the Trust recognizes gain or loss for federal income tax purposes from the sale or other disposition of a security, any Remaining Appreciated Gain or Remaining Depreciated Loss with respect to such security shall be allocated to the Shareholders in accordance with their Percentage Interests on the day such security became an Appreciated Security or a Depreciated Security.

     Section 6.  Distribution In-kind.  Whenever the Trust makes an in-kind
                 --------------------
distribution of a security to any Shareholder, such security shall be treated for all purposes of this Declaration of Trust as sold for an amount equal to the Gross Asset Value of such security on the day of distribution.

     Section 7.  Code Section 754 Adjustment.  Whenever an adjustment to the
                 ---------------------------
Adjusted Basis of any security pursuant to Sections 734(b) or 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m) of the regulations promulgated thereunder to be taken into account in determining capital accounts as the result of a distribution to a Shareholder in complete liquidation of its interest in the Trust, appropriate adjustments shall be made in the Tax Capital

Accounts (and related items) of Shareholders to reflect such adjustment. Any elections or other decisions relating to allocations under this Article VI shall be made by the Trustees in any manner that reasonably reflects the purpose and intention of this Declaration of Trust. Allocations of Tax Sales Gain, Tax Sales Loss, Remaining Built-in Gain, Remaining Built-in Loss, Remaining Appreciated Gain and Remaining Depreciated Loss are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account, in computing any Shareholder's Book Capital Account or share of Book Sales Gain and Book Sales Loss, other related items or distributions pursuant to any provisions of this Declaration of Trust.


                                  ARTICLE VII

                         DISTRIBUTIONS AND REDEMPTIONS


     Section 1.  Distributions.  The Trustees shall distribute periodically to
                 -------------
the Shareholders of each Series an amount approximately equal to the net income of that Series, determined by the Trustees or as they may authorize and as herein provided. Distributions of income may be made in one or more payments, which shall be in Shares, cash or otherwise, and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees also may cause to be distributed to the Shareholders of any one or more Series as of a record date or dates determined by the Trustees, in Shares, cash or otherwise, all or part of any gains realized on the sale or disposition of the assets of the Series or all or part of any other principal of the Trust attributable to the Series. Each distribution pursuant to this Section 1 shall be made ratably according to the number of Shares of the Series held by the several holders thereof on the record date for such distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Classes of Shares of that Series, and any distribution to the holders of a particular Class of Shares of such Series shall be made to such holders pro rata in proportion to the number of Shares of such Class and Series held by each of them. No distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine.

     Section 2.  Determination of Net Income.  In determining the net income of
                 ---------------------------
each Series or Class of Shares for any period, there shall be deducted from income for that period (a) such portion of all charges, taxes, expenses and liabilities due or accrued as the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period and (b) whatever reasonable reserves the Trustees shall consider advisable for possible future charges, taxes, expenses and liabilities which the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period. The net income of each Series or Class for any period may be adjusted for amounts included on account of net income in the net asset value of Shares of that Series or Class issued or redeemed or repurchased during the period. In determining the net income of a Series or Class for a period ending on a date other than the end of its fiscal year, income may be estimated as the Trustees shall deem fair. Gains on the sale or disposition of assets shall not be treated as income, and losses shall not be charged against income, unless appropriate under applicable accounting principles, except in the exercise of the discretionary powers of the Trustees. Any amount contributed to the Trust which is received as income pursuant to a decree of any court of competent jurisdiction shall be applied as required by the said decree .

     Section 3.  Redemptions.  Any Shareholder shall be entitled to require the
                 -----------
Trust to redeem and the Trust shall be obligated to redeem at the option of such Shareholder all or any part of the Shares of any Series or Class owned by said Shareholder, at the redemption price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

          (a) Certificates for Shares, if issued, shall be presented for redemption in proper form for transfer to the Trust, or the agent of the Trust appointed for such purpose, and shall be presented with a written request that the Trust redeem all or any part of the Shares represented thereby.

          (b) The redemption price per Share of any Series or Class shall be the net asset value per Share of that Series or Class when next determined by the Trust at such time or times as the Trustees shall designate, following the time of presentation of certificates for Shares, if issued, and an appropriate request for redemption, or such other time as the Trustees may designate in accordance with any provision of the 1940 Act, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934, as determined by the Trustees, less any applicable charge or fee imposed from time to time as determined by the Trustees.

          (c) Net asset value of each Series or Class of Shares (for the purpose of issuance of Shares as well as redemptions thereof) shall be determined by dividing:

               (i) the total value of the assets of such Series or Class determined as provided in paragraph (d) below less, to the extent determined by or pursuant to the direction of the Trustees in accordance with generally accepted accounting principles, all debts, obligations and liabilities of such Series or Class (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities or claims, of any and every kind and nature, fixed, accrued and otherwise, including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of the foregoing, whether for taxes, expenses or otherwise, and the price of Shares redeemed but not paid for, but excluding the Trust's liability upon its Shares and its surplus), by

               (ii) the total number of Shares of such Series or Class outstanding.

          The Trustees are empowered, in their absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by them to be necessary to enable the Trust to comply with applicable law, or are deemed by them to be desirable, provided they are not inconsistent with any provision of the 1940 Act.

          (d) In determining for the purposes of this Declaration of Trust the total value of the assets of each Series or Class of Shares at any time, investments and any other assets of such Series or Class shall be valued in such manner as may be determined from time to time by or pursuant to the order of the Trustees.

          (e) Payment of the redemption price by the Trust may be made either in cash or in securities or other assets at the time owned by the Trust or partly in cash and partly in securities or other assets at the time owned by the Trust. The value of any part of such payment to be made in securities or other assets of the Trust shall be the value employed in determining the redemption price. Payment of the redemption price shall be made on or before the seventh day following the day on which the Shares are properly presented for redemption hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered can be made, and except as postponement of the date of payment may be permissible under the 1940 Act.

          Pursuant to resolution of the Trustees, the Trust may deduct from the payment made for any Shares redeemed an amount not in excess of any applicable charge or fee determined by the Trustees from time to time.

          (f) The right of any holder of Shares redeemed by the Trust as provided in this Article VII to receive dividends or distributions thereon and all other rights of such holder with respect to such Shares shall terminate at the time as of which the redemption price of such Shares is determined, except the right of such holder to receive (i) the redemption price of such Shares from the Trust in accordance with the provisions hereof, and (ii) any dividend or distribution to which such holder previously had become entitled as the record holder of such Shares on the record date for such dividend or distribution.

          (g) Redemption of Shares by the Trust is conditional upon the Trust having funds or other assets legally available therefor.

          (h) The Trust, either directly or through an agent, may repurchase its Shares, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Trustees shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per Share as determined by or pursuant to the order of the Trustees at such time or times as the Trustees shall designate, less any applicable charge, if and as fixed by the Trustees from time to time, and to take all other steps deemed necessary or advisable in connection therewith.

          (i) Shares purchased or redeemed by the Trust shall be canceled or held by the Trust for reissue, as the Trustees from time to time may determine.

          (j) The obligations set forth in this Article VII may be suspended or postponed, (1) for any period (i) during which the New York Stock Exchange is closed other than for customary weekend and holiday closings, or (ii) during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which (i) the disposal by the Trust of investments owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for the Trust fairly to determine the value of its net assets; or (3) for such other periods as the Commission or any successor governmental authority by order may permit.

          (k) Shareholders of the Trust shall not be liable for obligations of the Trust arising from conduct on a date or dates after the date on which they have redeemed their Shares of the Trust.

     Notwithstanding any other provision of this Section 3 of Article VII, if certificates representing such Shares have been issued, the redemption or repurchase price need not be paid by the Trust until such certificates are presented in proper form for transfer to the Trust or the agent of the Trust appointed for such purpose; however, the redemption or repurchase shall be effective, in accordance with the resolution of the Trustees, regardless of whether or not such presentation has been made.

     Section 4.  Redemptions at the Option of the Trust.  The Trust shall have
                 --------------------------------------
the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with Section 3 of
Article VII of this Declaration of Trust: (i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares of a particular Series or Class equal to or in excess of a percentage of the outstanding Shares of that Series or Class determined from time to time by the Trustees; or (iii) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

     Section 5.  Dividends, Distributions, Redemptions and Repurchases.  No
                 -----------------------------------------------------
dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series) with respect to, nor any redemption or repurchase of, the Shares of any Series or Class shall be effected by the Trust other than from the assets of such Series or Class.

     Section 6.  Power to Modify Foregoing Powers.  Notwithstanding any of the
                 --------------------------------
foregoing provisions of this Article VII, the Trustees may prescribe in their absolute discretion such other bases and times for the declaration and payment of dividends and distributions as they may deem desirable or may enable the Trust to comply with or to obtain desirable treatment under any provision of the 1940 Act or the Code, including any rule or regulation adopted by the Commission or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission or any rule or regulation issued under the Code, all as in effect now or as hereafter amended or modified.


                                 ARTICLE VIII

                        COMPENSATION AND LIMITATION OF
                             LIABILITY OF TRUSTEES

     Section 1.  Compensation.  The Trustees shall be entitled to reasonable
                 ------------
compensation from the Trust and may fix the amount of their compensation.

     Section 2.  Limitation of Liability.  A Trustee, when acting in such
                 -----------------------
capacity, shall not be personally liable to any person other than the Trust or any Shareholder for any act, omission or obligation of the Trust or any Trustee. The Trustees shall not be responsible or liable to the Trust or any Shareholder in any event for any neglect or wrongdoing of any officer, agent, employee or Manager of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to the Trust or a Shareholder to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                  ARTICLE IX

                                INDEMNIFICATION


     Section 1.  Indemnification of Trustees, Officers, Employees and Agents.
                 -----------------------------------------------------------

          (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a Trustee or officer of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another trust or of a corporation, partnership, joint venture or other enterprise, including service with respect to an employee benefit plan (a "Covered Person"), whether the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, employee or agent or in any other capacity while serving as a trustee, director, officer, employee or agent, shall be indemnified and held harmless by the Trust to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendments permits the Trust to provide broader indemnification rights than such law permitted the Trust to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith (provided that no indemnification shall be granted by the Trust in contravention of the 1940 Act) and such indemnification shall continue as to a Covered Person who has ceased to be a Trustee, director, officer, employee or agent and shall inure to the benefit of the Covered Person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to Proceedings to enforce rights to indemnification, the Trust shall indemnify any such Covered Person in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Trustees of the Trust. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Trust the expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by a Covered Person in his capacity as a Trustee, director or officer (and not in any other capacity in which service was or is rendered by such Covered Person) shall be made only upon delivery to the Trust of an undertaking (an "Undertaking"), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Covered Person is not entitled to be indemnified for such expenses under this Section or otherwise.

          (b) If a claim under paragraph (a) of this Section 1 is not paid in full by the Trust within 60 days after a written claim has been received by the Trust, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Trust to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Trust to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by the Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Trust to recover an advancement of expenses pursuant to the terms of an undertaking the Trust shall be entitled to recover such expenses upon a Final Adjudication that, the Covered Person has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Trust (including its Trustees, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Trust (including its Trustees, independent legal counsel, or its Shareholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Trust to recover an advancement of expenses pursuant to the terms of an Undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Trust.

          (c) The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Declaration of Trust or the By-Laws, any agreement, vote of Shareholders or disinterested Trustees or otherwise.

          (d) The Trust may maintain insurance, at its expense, to protect itself and any Trustee, director, officer, employee or agent of the Trust or another trust, corporation, partnership, joint venture or other enterprise against any expense, liability or loss, whether or not the Trust would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          (e) The Trust may, to the extent authorized from time to time by the Trustees, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Trust to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of Trustees and officers of the Trust.

     Section 2.  Merged Persons.  For the purposes of this Article references to
                 --------------
"the Trust" include any constituent person (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, officers, employees or agents as well as the resulting or surviving person; so that any person who is or was a director, trustee, officer, employee or agent of such a constituent person or is or was serving at the request of such a constituent person as a director, trustee, officer, employee or agent of another person shall stand in the same position under the provisions of this Article with respect to the resulting or surviving person as he would have with respect to such a constituent person if its separate existence had continued.

     Section 3.  Shareholders.  In case any Shareholder or former Shareholder
                 ------------
shall be held to be personally liable solely by reason of his being or having been an Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the particular Series of which he is or was a Shareholder to be held harmless from and indemnified against all losses and expenses arising from such liability. Upon request, the Trust shall cause its counsel to assume the defense of any claim which, if successful, would result in an obligation of the Trust to indemnify the Shareholder as aforesaid.

                                   ARTICLE X

                           OTHER GENERAL PROVISIONS


     Section 1.  Trustees' Good Faith Action, Expert Advice, No Bond or Surety.
                 -------------------------------------------------------------
The exercise by the Trustees of their powers and discretion hereunder under the circumstances then prevailing shall be binding upon everyone interested.
Subject to Section 2 of Article VIII, a Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust or otherwise with respect to the management of the Trust, and subject to the provisions of Section 2 of Article VIII shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 2.  Liability of Third Persons Dealing with Trustees.  No person
                 ------------------------------------------------
dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees pursuant hereto or to see to the application of any payments made or property transferred to the Trust or upon its order.

     Section 3.  Trustees, Officers, etc. Not Personally Liable; Notice.  All
                 ------------------------------------------------------
persons extending credit to, contracting with or having any claim against the Trust, or a particular Series of Shares, shall look only to the assets of the Trust and the Shareholders to the extent set forth in Section 5 of Article III, or the assets and the Shareholders of that particular Series, as the case may be, for payment under such credit, contract or claim; and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate, share or undertaking, and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust, shall be deemed conclusively to have been executed or done only in their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract or other undertaking issued by or on behalf of a particular Series shall include a recitation limiting the obligation represented thereby to that Series and its assets.

     Section 4.  Termination of Trust.  Unless terminated as provided herein,
                 --------------------
the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least a majority of the Shares entitled to vote or by the Trustees by written notice to the Shareholders. Any Series may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such Series entitled to vote or by the Trustees by written notice to the Shareholders of such Series.

     Upon termination of the Trust or of any one or more Series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall reduce, in accordance with such procedures as the Trustees consider appropriate, the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series involved, ratably according to the number of Shares of such Series held by the several holders of Shares of such Series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Class of Shares of that Series, provided that any distribution to the Shareholders of a particular Class of Shares of a Series shall be made to such Shareholders pro rata in proportion to the number of Shares of such Class and Series held by each of them.

     Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with Section 3810 of the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

     Section 5.  Filing of Copies, References, Headings.    The initial Trustees
                 --------------------------------------
shall file a certificate of trust of the Trust with the Secretary of State of the State of Delaware in accordance with Section 3810 of the Delaware Act. The original or a copy of this instrument and of each amendment hereto and of each declaration of trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments or supplemental declarations of trust have been made and as to matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendment or supplemental declaration of trust. In this instrument or in any such amendment or supplemental declaration of trust, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such amendment or supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original. This instrument shall not become effective until a counterpart has been executed by each Trustee.

     Section 6.  Applicable Law.  This Declaration of Trust shall be governed by
                 --------------
and construed in accordance with the laws of the State of Delaware. The trust created hereby shall be a business trust created under, and subject to the provisions of, the Delaware Act and may exercise all powers which are ordinarily exercised by such a trust under the Delaware Act; provided, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the

Delaware Act) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration of Trust.

     Section 7.  Amendments.  Except as specifically provided herein, the
                 ----------
Trustees may, without Shareholder vote, amend or otherwise supplement this Declaration of Trust by an instrument in writing signed by a majority of the Trustees; provided, however, the Shareholders shall have the right to vote (a) on any amendment which would affect their right to vote granted in Section 1 of
Article V hereof, (b) on any amendment to this Section, (c) on any amendment as may be required by the 1940 Act, and (d) on any amendment submitted to them by the Trustees. Without limiting the generality of the foregoing, amendments having the purpose of changing the name of the Trust or of any Series or Class of Shares or of supplying any omission, curing any ambiguity, or curing, correcting or supplementing any provision which is defective or inconsistent with the 1940 Act or with the requirements of the Code and the regulations thereunder for the Trust's obtaining desirable treatment thereunder available to regulated investment companies shall not require authorization by Shareholder vote. Any amendment required or permitted to be submitted to the Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series or Classes shall be authorized by vote of the Shareholders of each Series or Class affected and no vote of Shareholders of a Series or Class not affected shall be required.

     Section 8.  Reorganization.  Notwithstanding anything else herein, the
                 --------------
Trustees, in order to change the form of organization of the Trust, may, without Shareholder approval, (a) cause the Trust to merge or consolidate with or into one or more trusts, partnerships, associations or corporations so long as the surviving or resulting entity is an investment company under the 1940 Act, or is a series thereof, or (b) cause the Trust or any Series to incorporate under the laws of any jurisdiction. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

     Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything else herein, an agreement of merger or consolidation approved by the Trustees in accordance with this Section may effect any amendment to this Declaration of Trust or effect the adoption of a new declaration of trust of the Trust if it is the surviving or resulting trust in the merger or consolidation.

     Section 9.  Sale of Assets.  Notwithstanding anything else herein, the
                 --------------
Trustees may, without Shareholder approval, sell and convey all or substantially all of the assets of the Trust or any Series to one or more trusts, partnerships, associations or corporations so long as the transferee is an investment company under the 1940 Act, or is a series thereof. Any sale shall be for such consideration as the Trustees, in their absolute discretion, deem adequate and may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any Series and may include shares of beneficial interest, stock or other ownership interest of the transferee or of a series thereof.

     Section 10.  Acquisition of Assets.  In connection with the acquisition of
                  ---------------------
all or substantially all the assets or stock of another investment company, investment trust or a company classified as a personal holding company under the Code, the Trustees may issue or cause to be issued Shares of any Series and accept in payment therefor in lieu of cash such assets at their market value or such stock at the market value of the assets held by such investment company, investment trust or personal holding company with or without adjustment for contingent costs or liabilities.

     IN WITNESS WHEREOF, each of the undersigned Trustees has hereunto set his hand for himself and his assigns as of the day and year first above written.

                                     /s/ William K. Morrill, Jr.
                                     --------------------------------
                                     William K. Morrill, Jr., Trustee


State of Maryland   )

                         ss.:

County of Anne Arundel  )

     On this 18th day of September, 1997, before me personally came the above-named Trustee of the Trust, to me known, and known to me to be the person described in and who executed the foregoing instrument and who duly acknowledged to me that he had executed the same.


                                      /s/ T.J. Lott
                                      ---------------------
                                      Notary Public
                                      My Commission Expires
                                      May 1, 1998